GOAMERICA TO ACQUIRE ASSETS OF FLASH
                               CREATIVE MANAGEMENT

                GOAMERICA INTEGRATES CUTTING-EDGE MANAGEMENT AND
             TECHNOLOGY CONSULTING AGENCY TO MEET GROWING DEMAND FOR
                           COMPLETE WIRELESS SOLUTIONS

HACKENSACK, N.J., Nov. 1 - GoAmerica, Inc. (Nasdaq: GOAM), a leading nationwide wireless data and Internet services provider, today announced it has signed an agreement to acquire substantially all of the assets and assume certain liabilities of Flash Creative Management, Inc., a management and technology consulting agency, adding professional services to its suite of wireless offerings for corporate customers. Flash co-founders, David Blumenthal and Yair Alan Griver will join GoAmerica as Chief Operating Officer and Chief Information Officer, respectively. Flash, while continuing to service its existing customer base, will be fully integrated into GoAmerica's operations.

The acquisition comes at a time when the wireless industry is surging as corporation race to unleash data to mobile employees. According to International Data Corporation, in the United States alone, the number of wireless device users with access to Internet messaging and information will grow to 61.5 million in 2003. By acquiring Flash, GoAmerica is augmenting its current operations to meet the ever-increasing demand for full-service solutions. Flash Creative Management, skilled in the latest technologies, and a certified Microsoft Solution Provider, has built its reputation on applied and proven best practices in the areas of customized project management, technology development, integration and implementation for Fortune 500 companies.

"This acquisition is about today and about looking to the future," said Aaron Dobrinsky, Chief Executive Officer of GoAmerica. "Companies, big and small know that they need to empower their mobile employees. As demand grows, companies are finding that GoAmerica is ready and waiting with full-service solutions. In response to a great increase in demand for GoAmerica solutions, we have chosen to integrate the superior technical and professional services of Flash."

"We are also delighted to have David Blumenthal and Alan Griver joining us in executive positions," continued Dobrinsky. "We have been so impressed by the organization they have built, by the caliber of clients they have serviced and services they are providing. We are confident that they, along with their staff, will add great value to both our internal organization and to our clients."

"We are thrilled to be joining GoAmerica and are looking forward to enhancing the experience for their clients," said David Blumenthal, founder of Flash. "For GoAmerica customers, this means they can look forward to a unique 'hand-holding' experience from start to finish, as they implement wireless solutions. Wireless communications has the potential to alter lives and cultures and we can't wait to get started."

David Blumenthal founded Flash Creative Management in 1987 where he has served as President and Chief Executive Officer since its inception. Blumenthal has extensive experience


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in developing business strategies, corporate policies and organizations. He has been a featured speaker on business management at numerous conferences including Inc. Magazine's Growing Your Money Conference, Borland's Developers Conference, Microsoft's Developers Conference and others. Prior to founding Flash, Blumenthal managed sales operations for a leading healthcare software developer. He holds a Masters of Business Administration with a concentration on Organizational Development and Personnel Training and Management as well as a Bachelor of Arts in Journalism and Mass Communications from New York University.

Also a founder of Flash, Yair Alan Griver served as Chief Information Officer, responsible for overseeing the development of Flash's methods and development frameworks. He has received the "Most Valuable Professional" award from Microsoft for his expertise in applying Microsoft technology to real world applications and for sharing that knowledge with other software developers. Griver has written for leading publications, has lectured throughout the world on computer systems and software design, and has written five books on various computer-related topics.

Flash and its employees have been recognized by Microsoft and others for their efforts in helping companies and the development community to develop client/sever and distributed Web-based applications, including the development and dissemination of their COMCodebook technology, a standardized development framework that is geared towards Web-based distributed systems. This past month, at Microsoft's request, Flash presented Microsoft's.Net Strategy to 1,100 developers at a conference in Orlando, FL.

Flash employees will join GoAmerica staff immediately and will be based primarily at GoAmerica's headquarters in Hackensack, NJ. The anticipated purchase price consists of $4 million in restricted GoAmerica common stock and cash of $6 million. In addition, GoAmerica will be assuming certain assets and liabilities including the payment of deferred bonus compensation to Flash employees.

At a time when it is becoming increasingly essential for businesses to wirelessly enable their employees, GoAmerica has strategically aligned with companies to offer valuable end-to-end business solutions. Recently announced relationships with Dell, Electronic Data Systems, Hewlett Packard, Microsoft and Oracle as well as continued enhancements to the Go.Web(TM) technology are aimed at securing GoAmerica's position as the wireless ISP of choice for corporate America.


ABOUT GOAMERICA

GoAmerica, Inc. is a nationwide wireless Internet service provider based in Hackensack, N.J. GoAmerica enables its individual and business subscribers to access remotely the Internet, email and corporate intranets in real time by delivering its proprietary technology through a wide variety of mobile computing and wireless network devices. Through its Wireless Internet Connectivity Center, GoAmerica offers its subscribers comprehensive and flexible mobile data solutions for wireless Internet access by providing wireless network services, mobile devices, and subscriber service support. For more information, call 888-462-4600 or visit www.goamerica.net. This news release contains certain forward-looking statements intending to qualify for the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties, which may affect GoAmerica, Inc.'s business, prospects and results of operations. GoAmerica, Inc.'s business is subject to a number of significant risks, including, but not limited to, risks relating to GoAmerica, Inc.'s ability to increase and maintain its subscriber base, uncertainties relating to the future demand for


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services in the emerging wireless data services market and GoAmerica's ability to successfully grow its infrastructure, manage expanded operations and offer new services. There are also risks relating to the proposed asset acquisition of Flash Creative Management including GoAmerica's ability to integrate the acquired technology and business with GoAmerica's current business and the potential loss of share value to GoAmerica's existing Stockholders as a result of the issuance of GoAmerica common stock to Flash Creative Management. Such risks and others are more fully set forth in GoAmerica's filings with the Securities and Exchange Commission. "GoAmerica" and "Go.Web" are trademarks of GoAmerica, Inc. Other names may be trademarks of their respective owners.


ABOUT FLASH CREATIVE MANAGEMENT, INC.

Flash Creative Management, a three time INC. 500 award winner, helps businesses map their strategies and build the supporting processes and technology to achieve their customer's growth and profit objectives. The consulting firm has expertise in software development, strategic planning, project management, and process redesign. Flash is a Microsoft Solutions Provider, with skills at the Partner Level, and a 94% of their developers are Microsoft Certified Professionals. Flash staff members have written numerous books and articles, including the recently released "Visual Basic Developer's Guide to UML and Design Patterns," (Sybex, 2000).


CONTACT:
Frank Elenio, CFO or Ilya Welfeld
GoAmerica Communications, Inc.
201-996-1717